Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of SuRo Capital Corp. and subsidiaries (“the Company”) on Form N-2 (File No. 333-272578) and in the Registration Statement on Form S-8 (File No. 333-239662) of the Company (collectively, the “Registration Statements”) of our report dated March 12, 2025, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2024 and 2023, and for each of the years ended December 31, 2024, 2023 and 2022, which report is included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2024 (the “Form 10-K”). We also consent to the reference to us under the heading “Senior Securities” in Part II, Item 5 of the Form 10-K.

We consent to the incorporation by reference in the Registration Statements of our report dated March 12, 2025, relating to the financial information set forth under the heading “Senior Securities” in Part II, Item 5 of the Form 10-K, which report is included as an exhibit to the Form 10-K.

/s/ Marcum llp

Marcum llp

Boston, MA

March 12, 2025